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                 TANDY BRANDS ACCESSORIES, INC. AND SUBSIDIARIES

EXHIBIT (21):  SUBSIDIARIES OF THE REGISTRANT


21.1  List of subsidiaries

Subsidiaries of                             State or Other Jurisdiction of              Names Under Which Such
the Registrant                              Incorporation or Organization               Subsidiaries Do Business
---------------                             ------------------------------              ------------------------
Accessory Design Group, Inc.                A Delaware Corporation                      Accessory Design Group, Inc.
                                                                                        Accessory Design Group

TBAC-Prince Gardner, Inc.                   A Delaware Corporation                      TBAC-Prince Gardner, Inc.
                                                                                        Prince Gardner

H.A. Sheldon Canada Ltd.                    A Canadian Corporation                      1088258 Ontario, Inc.
                                                                                        H.A. Sheldon Canada Ltd.

Amity / Rolfs, Inc.                         A Delaware Corporation                      Amity / Rolfs, Inc.

TBAC General Management Co.                 A Nevada Corporation                        TBAC General Management Co.

TBAC Investment, Inc.                       A Nevada Corporation                        TBAC Investment, Inc.

TBAC Investment Trust                       A Pennsylvania Business Trust               TBAC Investment Trust

TBAC Management Co., L.P.                   A Delaware Limited Partership               TBAC Management Co., L.P.

Tandy Brands Accessories Handbags, Inc.     A Delaware Corporation                      Tandy Brands Accessories
                                                                                        Handbags, Inc.

Stagg Industries, Inc.                      An Alabama Corporation                      Stagg  Industries, Inc.

TBAC - Torel, Inc.                          A Delaware Corporation                      TBAC - Torel, Inc.